Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2013 RESULTS

- Adjusted EBITDA increased 19.2% for the full year and 13.8% for the fourth quarter-

-Hotel operating margin expanded 170 basis points in 2013-

-Introduces 2014 Guidance-

CHARLOTTE, N.C. – February 26, 2014 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced results for the fourth quarter and full year ended December 31, 2013.

Consolidated and Combined Fourth Quarter 2013 Highlights Compared to 2012

•	Revenue increased 7.3% to $268.8 million

•	RevPAR grew 5.7% to $37.82

•	Hotel operating margin[1] increased approximately 90 basis points to 51.0%

•	Net loss of $15.4 million compared to a net loss of $33.0 million

•	Adjusted EBITDA[1] increased 13.8% to $120.5 million

•	Completed initial public offering (“IPO”)

Consolidated and Combined Full Year 2013 Highlights Compared to 2012

•	Revenue increased 12.0% to $1,132.8 million

•	RevPAR grew 10.2% to $40.18

•	Hotel operating margin[1] increased approximately 170 basis points to 52.5%

•	Net income of $82.7 million compared to net income of $22.3 million

•	Adjusted EBITDA[1] increased 19.2% to $518.6 million

•	Company recognized as the most improved hotel brand in the economy segment and also out of 95 of America’s most recognized hotel brands[2]

•	Improved ranking to the second best lodging value for mid-priced extended stay category[3]

Extended Stay America’s Chief Executive Officer, Jim Donald commented, “We are proud of our strong results in 2013, particularly our 10.2% RevPAR growth and the resultant strong operating margin flow through as evidenced by a 19.2% increase in Adjusted EBITDA year over year. Most importantly, we have laid the

[1]	See “Disclosure Regarding Non-GAAP Financial Measures” herein for a reconciliation of the non-GAAP measures included herein (i.e., Adjusted EBITDA and hotel operating margin).
[2]	Source: Medallia 2013 report
[3]	Source: Business Travel News—2013 Hotel Chain Survey, October 14, 2013. Mid-price extended stay category foundation for our vision of becoming a leading brand in the lodging industry. We are focused on delivering great service and superior value to our guests and will continue in the coming years to build upon the progress we made this past year.”

“Our revenue growth, while favorable, was restrained due to the limitations of our current revenue management capabilities pending the roll-out of our new system, coupled with renovation displacements and weather. These factors restricted growth in the fourth quarter of 2013 and the first quarter of 2014. As we continue our efforts to transform the Company, we are confident about our ability to seize upon the many opportunities ahead. With our strong operating metrics, the benefit of the completed Platinum renovation packages at over 50% of our Extended Stay America hotels, and the implementation of service and revenue initiatives, we expect 2014 will be another year of progress for Extended Stay America as we build upon our successes delivering an improved product for our customers and strong returns for our shareholders.”

Financial and Operating Results

Revenue for the three months ended December 31, 2013 increased 7.3% over the comparable period in 2012 to $268.8 million and included a net benefit of $5.5 million, or approximately 2.2%, from the Company’s acquisition of 17 hotels in mid-December 2012. Revenue results for the quarter were sequentially affected relative to prior quarters due to comparisons with periods which included renovations, displacement from new renovations and Hurricane Sandy’s positive impact on the Company’s 2012 results.

For the twelve months ended December 31, 2013, revenue increased 12.0% over the comparable period in 2012 to $1,132.8 million and included $26.5 million, or approximately 2.6%, net benefit derived from the 2012 acquisition described above.

Revenue per available room (“RevPAR”) for the three months ended December 31, 2013 increased 5.7% over the comparable period in 2012, driven by an increase in average daily rate (“ADR”) of 4.5% and an increase in occupancy to 70.5% as compared to 69.6% in the comparable period in 2012. ADR growth was driven primarily by a combination of price increases and a shift in customer mix toward higher profit generating guests.

For the twelve months ended December 31, 2013, RevPAR increased 10.2% over the comparable period in 2012, driven by an increase in ADR of 8.8% and a 90 basis point increase in occupancy to 74.2% from 73.3%.

Hotel operating margin for the three months ended December 31, 2013 increased approximately 90 basis points over the comparable period in 2012 to 51.0%. Results for the quarter include additional costs of $1.5 million associated with the completed company-wide roll-out of “grab-and-go” breakfast, or approximately 55 basis points. Despite the costs associated with this amenity and certain other operating expenses associated with service enhancements, the Company was able to drive margin expansion. Operating margin flow-through, defined as the change in hotel operating profit divided by the change in total room and other hotel revenues, was approximately 61.7%.

For the twelve months ended December 31, 2013, hotel operating margin increased 170 basis points over the comparable period in 2012 to 52.5%. Results on a twelve month basis include additional costs associated with the roll-out of grab-and-go breakfast of $8.7 million, or approximately 80 basis points, as well as cost increases in other hotel operating expenses. Operating margin flow-through was approximately 65.6%.

Net loss for the three months ended December 31, 2013 was $15.4 million, compared to a net loss of $33.0 million in the comparable period in 2012. Results for the fourth quarter of 2013 included $25.2 million of write-off of non-cash deferred financing costs and prepayment penalties associated with the repayment of a portion of mezzanine debt as well as $16.8 million of non-cash equity-based compensation and $5.9 million of other costs related to the IPO.

Net income was $82.7 million for the twelve months ended December 31, 2013, compared to $22.3 million in the comparable period in 2012.

Adjusted EBITDA for the three months ended December 31, 2013, increased $14.6 million to $120.5 million, representing a 13.8% increase over the comparable period in 2012. For the twelve months ended December 31, 2013, Adjusted EBITDA increased $83.7 million to $518.6 million, representing an increase of 19.2%.

Capital

The Company repaid $715.0 million of its mezzanine debt in the fourth quarter and as of December 31, 2013 the Company had $2.52 billion of Mortgage debt (aggregate interest rate of 3.7%) and $365 million of Mezzanine debt (aggregate interest rate of 9.4%), $20 million in borrowings under its ESH Hospitality, Inc. revolving credit facility and unrestricted cash on hand of $60.5 million. The Company’s credit facilities and cash flow from operations are expected to be sufficient to meet working capital needs, debt service, planned capital expenditures and dividends for the foreseeable future.

The Company invested $67.4 million into capital expenditures for its hotel portfolio during the fourth quarter of 2013, which includes capital renovations, regular maintenance and information technology projects. The Company began a renovation phase in the fourth quarter of 2013 of over 90 hotels, twice the size of earlier phases. This renovation phase is anticipated to be completed at the end of the first quarter of 2014. Additionally, as of December 31, 2013, the Company acquired its remaining two managed properties for approximately $16.5 million and as of year-end owns 684 properties. For the full-year, capital expenditures including the acquisition costs were $196.6 million.

Peter Crage, Chief Financial Officer, stated, “We continue to drive strong free cash flow growth and the repayment of $715 million in mezzanine debt in the fourth quarter using IPO proceeds and cash on hand will reduce our annualized debt service needs by approximately $68 million and further strengthen our cash flow position in the future. We expect to generate significant free cash flow in the future and our capital structure provides us with substantial operating flexibility positioning us well for 2014 and beyond.”

Dividend

The Company’s subsidiary, ESH Hospitality, Inc.’s Board of Directors has declared a cash dividend of $0.08 per share prorated for the fourth quarter 2013, payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders. The dividend reflects the 49 days during the quarter after which the Company’s initial public offering was completed based on $0.15 per share for a full quarter. The dividend will be payable on March 26, 2014 to shareholders of record as of March 12, 2014.

Outlook 2014

The Company anticipates that for 2014:

•	Total revenues are estimated to increase 7% to 10% to approximately $1,212 to $1,246 million;

•	Depreciation and amortization of approximately $165 to $170 million;

•	Interest expense of approximately $148 million, excluding the impact of any additional debt reduction;

•	Effective tax rate is expected to range from 23% to 24%;

•	Capital expenditures are expected to be in the range of $150 to $170 million for renovations, maintenance and information technology projects.

Based upon these assumptions, 2014 Adjusted EBITDA is expected to range between $570 to $600 million, representing approximately 10% to 16% growth over 2013 Adjusted EBITDA and net income is anticipated to range from approximately $176 to $207 million.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, hotel operating profit and hotel operating margin, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitates comparisons between the Company and other lodging companies, hotel owners and other capital-intensive companies. EBITDA, Adjusted EBITDA, hotel operating profit and hotel operating margin are not recognized terms under GAAP. Because certain companies do not calculate EBITDA, Adjusted EBITDA, hotel operating profit and hotel operating margin in the same way and certain other companies may not perform such calculations, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of EBITDA, Adjusted EBITDA, hotel operating profit and hotel operating margin does not replace the presentation of the Company’s financial results in accordance with GAAP.

Forward Looking Statements

This press release may contain forward-looking statements with the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2014 performance, and flexibility, debt pay down and dividend growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Prospectus filed with the SEC on November 13, 2013 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 684 hotels in the U.S. and Canada comprising approximately 76,200 rooms and employs approximately 10,000 employees in its hotel properties and headquarters. The Company owns and operates hotels under the core brand Extended Stay America®, which serves the mid-priced extended stay segment, and other brands. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:

Kay Sharpton

(980) 345-1546

investorrelations@extendedstay.com

Media:

Terry Atkins

(980) 345-1648

tatkins@extendedstay.com

EXTENDED STAY AMERICA, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012

(In thousands)

(Unaudited)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2013	2012	% Variance		2013	2012	% Variance
			REVENUES:
$264,302	$243,657	8.5%	Room revenues	$1,113,956	$984,273	13.2%
4,225	4,099	3.1%	Other hotel revenues	17,787	16,898	5.3%
245	2,799	-91.2%	Management fees, license fees and other revenues	1,075	10,291	-89.6%

268,772	250,555	7.3%	Total revenues	1,132,818	1,011,462	12.0%
			OPERATING EXPENSES:
132,532	123,780	7.1%	Hotel operating expenses	540,551	493,635	9.5%
39,647	21,471	84.7%	General and administrative expenses	108,325	88,543	22.3%
43,530	36,898	18.0%	Depreciation and amortization	168,053	129,938	29.3%
163	1,435	-88.6%	Managed property payroll expenses	728	6,600	-89.0%
—	—	n/a	Restructuring expenses	605	5,763	-89.5%
125	1,675	-92.5%	Acquisition transaction expenses	235	1,675	-86.0%
—	1,420	n/a	Impairment of long-lived assets	3,330	1,420	134.5%

215,997	186,679	15.7%	Total operating expenses	821,827	727,574	13.0%
475	(350)	235.7%	OTHER INCOME	1,134	384	195.3%

53,250	63,526	-16.2%	INCOME FROM OPERATIONS	312,125	284,272	9.8%
76,656	98,814	-22.4%	INTEREST EXPENSE	234,593	257,656	-9.0%
(48)	(51)	-5.9%	INTEREST INCOME	(134)	(307)	-56.4%

(23,358)	(35,237)	33.7%	INCOME (LOSS) BEFORE INCOME TAXES	77,666	26,923	188.5%
(7,980)	(2,203)	262.2%	INCOME TAX EXPENSE (BENEFIT)	(4,990)	4,642	207.5%

(15,378)	(33,034)	53.4%	NET INCOME (LOSS)	82,656	22,281	271.0%
4,435	(1,642)	-370.1%	NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,575	(1,549)	-330.8%
(203)	—	n/a	PREFERRED STOCK DIVIDENDS	(203)	—	n/a

$(11,146)	$(34,676)	67.9%	NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS OR MEMBERS	$86,028	$20,732	315.0%

				December 31,
				2013	2012
			Balance Sheet Data:
			Cash and cash equivalents	$60,457	$103,582
			Total assets	$4,449,687	$4,491,734
			Total debt	$2,904,843	$3,605,708
			Total equity	$1,342,737	$752,815

EXTENDED STAY AMERICA, INC.

NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended			Twelve Months Ended
December 31,			December 31,
2013	2012		2013	2012
$(15,378)	$(33,034)	Net income (loss)	$82,656	$22,281
76,608	98,763	Interest expense, net	234,459	257,349
(7,980)	(2,203)	Income tax expense (benefit)	(4,990)	4,642
43,530	36,898	Depreciation and amortization	168,053	129,938

96,780	100,424	EBITDA	480,178	414,210
—	—	Restructuring expenses	605	5,763
125	1,675	Acquisition transaction expenses	235	1,675
—	1,420	Impairment of long-lived assets	3,330	1,420
16,780	1,237	Non-cash equity-based compensation	20,168	4,409
6,817 (1)	1,102 (2)	Other expenses	14,094 (3)	7,431	(4)

$120,502	$105,858	Adjusted EBITDA	$518,610	$434,908

13.8%		Adjusted EBITDA % growth	19.2%

(1)	For the three months ended December 31, 2013, includes costs related to preparations for our initial public offering of $5.9 million and loss on disposal of assets of $0.9 million.
(2)	For the three months ended December 31, 2012, includes costs related to preparations for our initial public offering of $0.8 million, consulting fees related to implementation of our new strategic initiatives, including services related to pricing and yield management projects, of $0.2 million and loss on disposal of assets of $0.1 million.
(3)	For the twelve months ended December 31, 2013, includes costs related to preparations for our initial public offering of $11.2 million and loss on disposal of assets of $2.9 million.
(4)	For the twelve months ended December 31, 2012, includes costs related to preparations for our initial public offering of $1.6 million, consulting fees related to implementation of our new strategic initiatives, including services related to pricing and yield management projects, of $4.9 million and loss on disposal of assets of $0.9 million.

HOTEL OPERATING MARGIN

(In thousands)

(Unaudited)

Three Months Ended						Twelve Months Ended
December 31,						December 31,
2013		2012		% Variance		2013		2012		% Variance
$264,302		$243,657		8.5%	Room revenues	$1,113,956		$984,273		13.2%
4,225		4,099		3.1%	Other hotel revenues	17,787		16,898		5.3%

268,527		247,756		8.4%	Total hotel revenues	1,131,743		1,001,171		13.0%
131,604	(1)	123,652	(2)	6.4%	Hotel operating expenses	537,661	(3)	492,722	(4)	9.1%

$136,923		$124,104		10.3%	Hotel operating profit	$594,082		$508,449		16.8%

51.0%		50.1%		90 bps	Hotel operating margin	52.5%		50.8%		170 bps

(1)	For the three months ended December 31, 2013, excludes loss on disposal of assets of $0.9 million.
(2)	For the three months ended December 31, 2012, excludes loss on disposal of assets of $0.1 million.
(3)	For the twelve months ended December 31, 2013, excludes loss on disposal of assets of $ 2.9 million.
(4)	For the twelve months ended December 31, 2013, excludes loss on disposal of assets of $ 0.9 million.

KEY OPERATING METRICS

(Unaudited)

Three Months Ended						Twelve Months Ended
December 31,						December 31,
2013		2012		% Variance		2013		2012		% Variance
684	(1)	682	(1)	0.3%	Number of hotel properties	684	(1)	682	(1)	0.3%
76,219		75,928		0.4%	Number of rooms	76,219		75,928		0.4%
70.5%		69.6%		90 bps	Occupancy	74.2%		73.3%		90 bps
$ 53.65		$51.36		4.5%	ADR	$54.15		$49.77		8.8%
$ 37.82		$35.77		5.7%	RevPAR	$40.18		$36.46		10.2%

(1)	On December 31, 2013, the Company acquired two hotel properties consisting of 291 rooms; results of operations from these hotels will be included in our consolidated statement of operations beginning January 1, 2014.

EXTENDED STAY AMERICA, INC.

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

FULL YEAR 2013 AND FORECASTED 2014

(In thousands)

(Unaudited)

			Range
Full Year 2013			Estimate Full Year 2014
$ 82,656		Net income	$176,300		$207,100
234,459		Interest expense, net	148,000		148,000
(4,990)		Income tax expense (benefit)	55,700		61,900
168,053		Depreciation and amortization	170,000		165,000

480,178		EBITDA	550,000		582,000
605		Restructuring expenses	—		—
235		Acquisition transaction expenses	—		—
3,330		Impairment of long-lived assets	—		—
20,168		Non-cash equity-based compensation	13,000		11,000
14,094	(1)	Other expenses	7,000	(2)	7,000	(2)

$ 518,610		Adjusted EBITDA	$570,000		$600,000

		Increase over 2013 Adjusted EBITDA	10%		16%

(1)	For the twelve months ended December 31, 2013, includes costs related to preparations for our initial public offering of $11.2 million and loss on disposal of assets of $2.9 million.
(2)	For the twelve months ended December 31, 2014, the estimate includes costs related to public company transition of $5.0 million and loss on disposal of assets of $2.0 million.